Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form S-1 of our report dated December 28, 2023, relating to the financial statement of VanEck Bitcoin Trust, as of December 21, 2023, and to the references to our firm under the heading “Experts” in such Registration Statement.

/s/ Cohen  & Company, Ltd.

Hunt Valley, Maryland

December 28, 2023